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                                   SCHEDULE A
                                DATED MAY 9, 2001
                                       TO
                               ADVISORY AGREEMENT
                             DATED NOVEMBER 1, 1999
                                     BETWEEN
                              WT INVESTMENT TRUST I
                                       AND
                         ROXBURY CAPITAL MANAGEMENT LLC

                                 Balanced Series
                             Large Cap Growth Series
                           WT Large Cap Growth Series
                                 Mid Cap Series
                          Science and Technology Series
                           Socially Responsible Series


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                                   SCHEDULE B
                                DATED MAY 9, 2001
                                       TO
                               ADVISORY AGREEMENT
                             DATED NOVEMBER 1, 1999
                                     BETWEEN
                              WT INVESTMENT TRUST I
                                       AND
                         ROXBURY CAPITAL MANAGEMENT LLC

                                  FEE SCHEDULE

                                          ANNUAL FEE AS A % OF
PORTFOLIO                               AVERAGE DAILY NET ASSETS

Balanced Series                         .55% of the Series' first $1 billion of
                                        average daily net assets; .50% of the
                                        Series' next $1 billion of average daily net assets; and .45% of the Series' average daily net assets over $2 billion.

Large Cap Growth Series                 .55% of the Series' first $1 billion of
                                        average daily net assets; .50% of the
                                        Series' next $1 billion of average daily net assets; and .45% of the Series' average daily net assets over $2 billion.

WT Large Cap Growth Series              .55% of the Series' first $1 billion of
                                        average daily net assets; .50% of the
                                        Series' next $1 billion of average daily net assets; and .45% of the Series' average daily net assets over $2 billion.

Mid Cap Series                          .75% of the Series' first $1 billion of
                                        average daily net assets; 0.70% of the
                                        Series' next $1 billion of average daily net assets; and 0.65% of the Series' average daily net assets over $2 billion.

Science and Technology Series           1.00% of the Series' first $1 billion of
                                        average daily net assets; 0.95% of the
                                        Series' next $1 billion of average daily net assets; and 0.90% of the Series' average daily net assets over $2 billion.

Socially Responsible Series             .75% of the Series' first $1 billion of
                                        average daily net assets; 0.70% of the
                                        Series' next $1 billion of average daily net assets; and 0.65% of the Series' average daily net assets over $2 billion.